UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  May 23, 2006

                         COMMISSION FILE NO.:  000-32885

                                    XA, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEVADA                                88-0471263
      ---------------------------           -------------------------------
     (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)

         875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
         --------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (312) 397-9100
                             -----------------------
                            (ISSUER TELEPHONE NUMBER)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On or about May 23, 2006, XA, Inc. (the "Company," "we") entered into an agreement with our former Chief Executive Officer and former Director, Frank

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Goldstin,  whereby  we  agreed  to  purchase one (1) share of Series A Preferred
Stock from Mr. Goldstin ("Series A Preferred Stock" and the "Preferred Stock Agreement"). Pursuant to the Preferred Stock Agreement, we purchased Mr. Goldstin's share of Series A Preferred Stock in consideration for $7,500, which share we have cancelled.

     We designated three (3) shares of Series A Preferred Stock, $.001 par value per share on December 28, 2004. The Series A Preferred Stock has no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the three (3) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent
(51%) of the total vote. For example, if there are 10,000,000 shares of the Company's Common Stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Frank Goldstin, Joseph Wagner and Jean Wilson, who at the time each served as executive officers and Directors of the Company, were each issued one (1) share of Series A Preferred Stock in December 2004.

     As a result of the Preferred Stock Agreement, and the cancellation of the share of Series A Preferred Stock, formerly held by Mr. Goldstin, the sole holders of our Series A Preferred Stock will be our Chief Executive Officer and Director Joseph Wagner and our Chief Operating Officer and Director Jean Wilson, who have majority voting control over the Company due to their ownership of the Series A Preferred Stock.

     We and Mr. Goldstin also entered into an Amended Leakout Agreement (the "Leakout") on or about May 22, 2006, whereby we agreed to amend the terms of Mr. Goldstin's previous Leakout Agreement entered into on February 2005, which stated that Mr. Goldstin could sell or transfer up to ten thousand (10,000) shares per month, to allow Mr. Goldstin to sell or transfer up to twenty-five thousand (25,000) shares per month. The Leakout is effective from June 1, 2006 until February 17, 2007. Additionally, pursuant to the Leakout, we agreed, at the request of Mr. Goldstin, to approve the transfer by Mr. Goldstin of two hundred and fifty thousand (250,000) shares in a one time block trade, which approval will not be unreasonably withheld.

     On or about May 22, 2006, our Chief Executive Officer and Director Joseph Wagner and our Chief Operating Officer and Director Jean Wilson entered into a Voting Agreement, to memorialize a verbal understanding that they had since January 2006, to vote together on all shareholder matters. The Voting Agreement

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provides  that  until  March  31,  2007, Mr. Wagner and Ms. Wilson agree to vote their shares of Series A Preferred Stock together on all shareholder matters requiring shareholder approval.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On or about May 22, 2006, we purchased one (1) share of Series A Preferred Stock held by our former Chief Executive Officer and Director, Frank Goldstin in consideration for $7,500. We subsequently cancelled the Series A Preferred Stock share. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1993 for the above purchase, since the purchase did not involve a public offering.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           XA, INC.
                                           --------

                                           May 31, 2006

                                           /s/ Joseph Wagner
                                           -------------------------
                                           Joseph Wagner,
                                           Chief Executive Officer

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